UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 11, 2008

Date of Report (Date of earliest event reported)

JAZZ PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33500	05-0563787
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3180 Porter Drive, Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(650) 496-3777

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On December 15, 2008, Jazz Pharmaceuticals, Inc. (the “Company”) committed to a plan of termination that will result in a work force reduction of 71 employees in all areas of the organization other than the sales force. Affected employees will be eligible to receive severance payments and payment by the Company of each affected employee’s COBRA premiums for up to three months. The Company will also provide outplacement assistance. The Company is undertaking this workforce reduction to lower operating expenses and preserve capital while continuing to focus on its commercial products. Development of the Company’s JZP-6 and JZP-8 product candidates is continuing. The Company expects to complete this reduction in force by the end of January 2009.

As a result of this reduction in force, the Company estimates that it will record a one-time charge of approximately $1.9 million in the fourth quarter of 2008. The charge that the Company expects to incur in connection with the reduction in force is subject to a number of assumptions, and actual results may differ. The Company may also incur other charges not currently contemplated due to events that may occur as a result of, or associated with, the reduction in force.

This Item 2.05 contains forward-looking statements, including, but not limited to, statements related to the expected severance costs and related estimated severance-related charge, the timing for completion of the reduction in force, and the Company’s plans to focus on its commercial products and its JZP-6 and JZP-8 product candidates. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the development of the Company’s JZP-6 and JZP-8 product candidates, including the risk that clinical trial results may require the Company to discontinue their development; and risks related to our ability to obtain sufficient additional funding. These and other risk factors are discussed under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 filed by the Company with the Securities and Exchange Commission on November 14, 2008. In addition, the Company’s workforce reduction costs may be greater than anticipated and the workforce reduction and any future workforce and expense reductions may have an adverse impact on the Company’s commercial and development activities. The Company undertakes no duty or obligation to update any forward-looking statements contained in this Item 2.05 as a result of new information, future events or changes in its expectations.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2008, Matthew K. Fust, the Company’s Executive Vice President and Chief Financial Officer, notified the Company of his decision to resign from the Company effective December 31, 2008. Mr. Fust will not receive any severance benefits as a result of his resignation.

Item 8.01.	Other Information.

On December 16, 2008, the Company issued a press release announcing the matters described in Item 2.05 of this Form 8-K and the resignation of Matthew K. Fust, the Company’s Executive Vice President and Chief Financial Officer. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Number	Description

99.1	Press release, dated December 16, 2008, entitled “Jazz Pharmaceuticals Announces Reduction in Force to Reflect Streamlined Operations”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAZZ PHARMACEUTICALS, INC.

By:	/s/ Carol A. Gamble
Carol A. Gamble
Senior Vice President, General Counsel and Corporate Secretary

Date: December 16, 2008

EXHIBIT INDEX

Number	Description

99.1	Press release, dated December 16, 2008, entitled “Jazz Pharmaceuticals Announces Reduction in Force to Reflect Streamlined Operations”